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                                                                    EXHIBIT 99.2


                           FREQUENTLY ASKED QUESTIONS


GENERAL QUESTIONS

         o        WHAT IS BEING ANNOUNCED TODAY?

                  Internet Commerce Corporation ("ICC") and EasyLink announced that they have signed a definitive merger agreement.

         o        WHAT DOES SIGNING A DEFINITIVE AGREEMENT MEAN?

                  ICC and EasyLink have agreed to the terms under which ICC will acquire EasyLink.

         o        WHAT ARE THE TERMS OF THE TRANSACTION?

                  Under the terms of the agreement, ICC will pay $5.80 in cash for each share of EasyLink common stock.

         o        WHAT ARE THE NEXT STEPS?

                  The next steps are for ICC and EasyLink to receive SEC, antitrust and stockholder approvals.

         o        IS THERE A CHANCE THAT THIS TRANSACTION WILL NOT OCCUR?

                  While both companies expect the transaction to be completed, there is always a possibility that one of the approving bodies might not vote in favor of the transaction.

         o        WHEN DO WE ANTICIPATE THE ACQUISITION TO CLOSE?

                  We anticipate the acquisition will close in the third quarter of 2007.

         o WHAT WILL BE THE OPERATING STATUS OF ICC AND EASYLINK PRIOR TO THE ANTICIPATED CLOSING OF THE ACQUISITION?

                  ICC and EasyLink will continue separate business operations, and operate as usual until the acquisition is completed.

ICC QUESTIONS

         o        WHO IS ICC?

                  ICC, headquartered in Norcross, Georgia, creates, deploys and manages the secure and reliable electronic exchange of essential business documents. With its value added network ("VAN"), desktop software and hosted applications, managed services and consulting and professional services, they are a trusted provider of e-commerce solutions to connect businesses, regardless of their size and level of technical sophistication, with their trading communities. Thousands of customers, ranging from sole proprietorships to large corporations, in a variety of industries rely on the value delivered from ICC's comprehensive line of solutions, in-depth expertise, and unmatched customer service to help meet the unique requirements for trading partner compliance.


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         o        WHAT IS THE IMPACT ON THE BUSINESS AND CUSTOMER BASE OF THE
                  TWO COMPANIES?

                  The company which will result from the merger will have a wider and deeper set of products and services to offer its combined 20,000 customers.

         o        WHAT IS ICC'S STRATEGIC RATIONALE FOR THE ACQUISITION OF
                  EASYLINK?

                  With the acquisition of EasyLink, ICC will gain:

                  -        A team of dedicated and talented employees.

                  - Over one million transactions per day from more than 15,000 customers.

                  - An integrated suite of document capture and management services, including a market-leading fax-to-EDI capability.

                  - A high-performance file transfer service complemented with desktop and enterprise-class software to enable end-to-end management of high-volume file-transfers.

         o        WHERE CAN MORE INFORMATION ABOUT ICC BE FOUND?

                  Visiting the ICC web site at www.icc.net will give additional information on ICC and details about their products and services. ICC trades on The Nasdaq Capital Market under the symbol ICCA.

EMPLOYEE QUESTIONS

         o        WHAT DOES THIS MEAN FOR THE EMPLOYEES OF EASYLINK?

                  ICC is excited to welcome the talented employees of EasyLink. They recognize the value EasyLink employees have with industry skills, unique product and operational capabilities, and important customer relationships that will benefit the combined company post-acquisition.

         o        WHAT WILL BE THE IMPACT OF THIS ACQUISITION TO EMPLOYEES OF
                  EASYLINK?

                  The integration team, with representatives from both companies, will develop a comprehensive integration plan prior to closing. The integration plan will include all aspects of the business such as organizational structure, infrastructure, facilities, and human resources.

         o        HOW WILL THE BENEFITS OF EASYLINK EMPLOYEES BE AFFECTED?

                  EasyLink's current benefit plans will remain intact until December 31, 2007.

                  The benefit plans for the combined company will be evaluated and finalized as part of the integration planning. Once finalized, the benefit plans will be rolled out to all employees through a series of meetings, giving company representatives the opportunity to educate employees and address questions and concerns.

         o        WHAT SHOULD EMPLOYEES DO NOW? WHAT SHOULD THEY DO DIFFERENTLY?

                  All employees should continue business as usual. Keep selling prospects and driving new business. Continue delivering high-quality services and providing excellent customer service. Focus on current assignments, including generating revenue and increasing customer satisfaction.


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         o        WHAT HAPPENS TO EASYLINK STOCK UPON THE CLOSE OF THE
                  ACQUISITION?

                  EasyLink common stock is being exchanged for cash. Specifically, each share of EasyLink common stock will be converted into the right to receive $5.80.

CUSTOMER QUESTIONS

         o        HOW DO WE RESPOND TO CUSTOMER QUESTIONS?

                  There is no change in our day-to-day customer interactions. Our customers can expect the same high standards we have always provided when servicing them.

         o        IS ICC STILL A COMPETITOR?

                  Until the final documents are signed and the acquisition is complete, ICC and EasyLink will continue to operate as independent companies. Thus, they may compete in some instances.

PRODUCT QUESTIONS

         o DO YOU SEE CROSS-SELLING OPPORTUNITIES INTO THE TWO CUSTOMER BASES? WHAT SYNERGIES WILL COME FROM THIS TRANSACTION? WHY IS THIS GOOD FOR CUSTOMERS?

                  Yes, there are opportunities to cross-sell each others' services to our customers. For example, ICC's customers gain potential new capabilities such as document capture, production messaging, fax-to-email and email to fax and high volume file transfer services. EasyLink customers will also benefit from new offerings.

         o WHAT OVERLAPS EXIST IN SOLUTION, TARGET/INDUSTRIES, CUSTOMERS AND GEOGRAPHY?

                  ICC and EasyLink provide a similar EDI and trading community enablement suite of services which was part of the rationale behind this acquisition. So while they share some similar services, both companies have developed some unique and valuable capabilities and features that will continue to be leveraged. The forthcoming integration plan will establish where overlaps exist and how best to integrate the two companies' offerings to ensure best-of-breed services are made available to both customer bases.